EXHIBIT 99.1

Contact:	Franklin Resources, Inc.
Investor Relations: Selene Oh (650) 312-4091, selene.oh@franklintempleton.com
Media Relations: Jeaneen Terrio (212) 632-4005, jeaneen.terrio@franklintempleton.com
investors.franklinresources.com

FOR IMMEDIATE RELEASE

Franklin Resources, Inc. Announces First Quarter Results

San Mateo, CA, January 30, 2026 – Franklin Resources, Inc. (the “Company”) [NYSE: BEN] today announced net income1 of $255.5 million or $0.46 per diluted share for the quarter ended December 31, 2025, as compared to $117.6 million or $0.21 per diluted share for the previous quarter, and $163.6 million or $0.29 per diluted share for the quarter ended December 31, 2024. Operating income was $281.0 million for the quarter ended December 31, 2025, as compared to $85.4 million for the previous quarter and $219.0 million for the prior year.

As supplemental information, the Company is providing certain adjusted performance measures which are based on methodologies other than generally accepted accounting principles. Adjusted net income2 was $378.4 million and adjusted diluted earnings per share2 was $0.70 for the quarter ended December 31, 2025, as compared to $357.5 million and $0.67 for the previous quarter, and $320.5 million and $0.59 for the quarter ended December 31, 2024. Adjusted operating income2 was $437.3 million for the quarter ended December 31, 2025, as compared to $472.4 million for the previous quarter and $412.8 million for the prior year.

“Our first fiscal quarter continued the momentum we built last year with strong client activity across Franklin Templeton’s diversified global platform, with positive net flows in both public and private markets,” said Jenny Johnson, Chief Executive Officer of Franklin Resources, Inc. “Long-term net inflows were $28.0 billion, with record AUM and positive net flows across equity, multi-asset and alternatives strategies, as well as ETFs, retail SMAs and Canvas®. Excluding Western Asset Management, long-term net inflows totaled $34.6 billion, nearly double the prior year quarter, extending our track record to a ninth consecutive quarter of positive flows on a comparable basis.

“Alternatives fundraising remained a key contributor to our growth, with $10.8 billion raised during the quarter, including $9.5 billion in private market assets. Fundraising was diversified across our alternative specialist investment managers and reflected client demand in secondary private equity, alternative credit, real estate and venture capital from institutions as well as from the wealth channel.

“Lexington Co-Investment Partners VI, one of the largest dedicated global co-investment funds, closed in late October with $4.6 billion in committed capital. Today, Lexington’s AUM stands at $83 billion, a 46% increase since its acquisition in 2022. In addition, we continued to expand our private credit platform with the October 1st closing of the Apera Asset Management acquisition, enhancing our direct lending capabilities in Europe’s growing lower middle market. Franklin Templeton’s US and European alternative credit businesses are now aligned under an updated Benefit Street Partners brand, representing $95 billion in AUM at quarter end. Furthermore, Clarion Partners, with $75 billion in real estate assets under management, continues to be well positioned with a large, diversified portfolio in a challenging capital-raising environment. Recent M&A activity in the industry underscores the importance of alternative assets, reinforcing the strategic rationale behind our acquisitions and investments and further highlights our ability to grow our alternatives platform at scale.

“In other areas of growth, our ETF platform reached a new high with $58 billion in AUM and delivered $7.5 billion in net flows, inclusive of $3.5 billion in mutual fund conversions, its 17th consecutive positive quarter. Retail SMA AUM increased to over $170 billion, with $2.4 billion in net inflows. Canvas AUM increased 11% to $18 billion and generated $1.4 billion in net flows and has been net flow positive since acquisition.

“We remain disciplined in managing expenses while continuing to invest strategically in areas of growth and innovation for the benefit of all stakeholders. We are confident that our diversified business model, global scale and client-first culture positions us well to capture the long-term trends reshaping our industry across public and private markets.”

	Quarter Ended		% Change	Quarter Ended	% Change
	31-Dec-25	30-Sep-25	Qtr. vs. Qtr.	31-Dec-24	Year vs. Year
Financial Results
(in millions, except per share data)
Operating revenues	$2,327.1	$2,343.7	(1%)	$2,251.6	3%
Operating income	281.0	85.4	229%	219.0	28%
Operating margin	12.1%	3.6%		9.7%

Net income[1]	$255.5	$117.6	117%	$163.6	56%
Diluted earnings per share	0.46	0.21	119%	0.29	59%

As adjusted (non-GAAP):[2]
Adjusted operating income	$437.3	$472.4	(7%)	$412.8	6%
Adjusted operating margin	25.0%	26.0%		24.5%

Adjusted net income	$378.4	$357.5	6%	$320.5	18%
Adjusted diluted earnings per share	0.70	0.67	4%	0.59	19%

Assets Under Management
(in billions)
Ending	$1,684.0	$1,661.2	1%	$1,575.7	7%
Average[3]	1,676.1	1,633.7	3%	1,634.5	3%
Long-term net flows	28.0	(11.9)		(50.0)

Total AUM was $1,684.0 billion at December 31, 2025, up $22.8 billion during the quarter due to $28.0 billion of long-term net inflows, inclusive of $6.6 billion of long-term net outflows at Western, and $6.1 billion from the acquisition of Apera Asset Management, partially offset by the negative impact of $10.1 billion of net market change, distributions, and other, and $1.2 billion of cash management net outflows. Long-term net inflows for the quarter include $28.9 billion of long-term reinvested distributions.

Cash and cash equivalents and investments were $5.1 billion and, including the Company’s direct investments in consolidated investment products (“CIPs”), were $6.2 billion4 at December 31, 2025. Total stockholders’ equity was $13.1 billion and the Company had 520.0 million shares of common stock outstanding at December 31, 2025. The Company repurchased 1.8 million shares of its common stock for a total cost of $41.9 million during the quarter ended December 31, 2025.

Conference Call Information

A written commentary on the results by Jenny Johnson, CEO; Daniel Gamba, Co-President and Chief Commercial Officer; and Matthew Nicholls, Co-President, CFO and COO; will be available via investors.franklinresources.com today at approximately 8:30 a.m. Eastern Time.

Ms. Johnson and Messrs. Gamba and Nicholls will also lead a live teleconference today at 11:00 a.m. Eastern Time to answer questions. Access to the teleconference will be available via investors.franklinresources.com or by dialing (+1) (877) 407-0989 in North America or (+1) (201) 389-0921 in other locations. A replay of the teleconference can also be accessed by calling (+1) (877) 660-6853 in North America or (+1) (201) 612-7415 in other locations using access code 13757935 after 2:00 p.m. Eastern Time on January 30, 2026 through February 6, 2026, or via investors.franklinresources.com.

Analysts and investors are encouraged to review the Company’s recent filings with the U.S. Securities and Exchange Commission and to contact Investor Relations at investorrelations@franklintempleton.com before the live teleconference for any clarifications or questions related to the earnings release or written commentary.

FRANKLIN RESOURCES, INC. CONSOLIDATED STATEMENTS OF INCOME Unaudited
(in millions, except per share data)	Three Months Ended December 31,		% Change
	2025	2024
Operating Revenues
Investment management fees	$1,847.9	$1,799.3	3%
Sales and distribution fees	388.7	375.5	4%
Shareholder servicing fees	70.9	63.5	12%
Other	19.6	13.3	47%
Total operating revenues	2,327.1	2,251.6	3%
Operating Expenses
Compensation and benefits	1,030.7	991.4	4%
Sales, distribution and marketing	540.9	512.3	6%
Information systems and technology	157.0	156.0	1%
Occupancy	66.8	75.1	(11%)
Amortization of intangible assets	55.1	112.6	(51%)
General, administrative and other	195.6	185.2	6%
Total operating expenses	2,046.1	2,032.6	1%
Operating Income	281.0	219.0	28%
Other Income (Expenses)
Investment and other income, net	80.3	10.5	665%
Interest expense	(20.4)	(23.1)	(12%)
Investment and other income of consolidated investment products, net	124.9	114.1	9%
Expenses of consolidated investment products	(14.0)	(7.3)	92%
Other income, net	170.8	94.2	81%
Income before taxes	451.8	313.2	44%
Taxes on income	105.0	81.1	29%
Net income	346.8	232.1	49%
Less: net income attributable to
Redeemable noncontrolling interests	39.7	49.6	(20%)
Nonredeemable noncontrolling interests	51.6	18.9	NM
Net Income Attributable to Franklin Resources, Inc.	$255.5	$163.6	56%

Earnings per Share
Basic	$0.46	$0.29	59%
Diluted	0.46	0.29	59%
Dividends Declared per Share	$0.33	$0.32	3%

Average Shares Outstanding
Basic	517.5	517.4	0%
Diluted	518.3	518.2	0%

Operating Margin	12.1%	9.7%

FRANKLIN RESOURCES, INC. CONSOLIDATED STATEMENTS OF INCOME Unaudited
(in millions, except per share data)	Three Months Ended		% Change	Three Months Ended
	31-Dec-25	30-Sep-25		30-Jun-25	31-Mar-25	31-Dec-24
Operating Revenues
Investment management fees	$1,847.9	$1,868.1	(1%)	$1,640.8	$1,673.6	$1,799.3
Sales and distribution fees	388.7	382.4	2%	351.9	364.9	375.5
Shareholder servicing fees	70.9	79.2	(10%)	59.9	61.9	63.5
Other	19.6	14.0	40%	11.4	11.0	13.3
Total operating revenues	2,327.1	2,343.7	(1%)	2,064.0	2,111.4	2,251.6
Operating Expenses
Compensation and benefits	1,030.7	1,005.7	2%	901.1	920.0	991.4
Sales, distribution and marketing	540.9	519.8	4%	480.7	498.1	512.3
Information systems and technology	157.0	166.2	(6%)	162.7	158.7	156.0
Occupancy	66.8	72.4	(8%)	69.5	69.3	75.1
Amortization of intangible assets	55.1	69.2	(20%)	112.2	112.5	112.6
Impairment of intangible assets	—	202.2	NM	—	24.4	—
General, administrative and other	195.6	222.8	(12%)	183.7	182.8	185.2
Total operating expenses	2,046.1	2,258.3	(9%)	1,909.9	1,965.8	2,032.6
Operating Income	281.0	85.4	229%	154.1	145.6	219.0
Other Income (Expenses)
Investment and other income, net	80.3	84.8	(5%)	23.4	94.1	10.5
Interest expense	(20.4)	(25.2)	(19%)	(25.8)	(20.8)	(23.1)
Investment and other income (losses) of consolidated investment products, net	124.9	123.1	1%	35.9	(164.7)	114.1
Expenses of consolidated investment products	(14.0)	(13.8)	1%	(11.0)	(11.5)	(7.3)
Other income (expenses), net	170.8	168.9	1%	22.5	(102.9)	94.2
Income before taxes	451.8	254.3	78%	176.6	42.7	313.2
Taxes on income	105.0	65.8	60%	59.9	31.1	81.1
Net income	346.8	188.5	84%	116.7	11.6	232.1
Less: net income (loss) attributable to
Redeemable noncontrolling interests	39.7	36.1	10%	20.0	(158.4)	49.6
Nonredeemable noncontrolling interests	51.6	34.8	48%	4.4	18.6	18.9
Net Income Attributable to Franklin Resources, Inc.	$255.5	$117.6	117%	$92.3	$151.4	$163.6

Earnings per Share
Basic	$0.46	$0.21	119%	$0.15	$0.26	$0.29
Diluted	0.46	0.21	119%	0.15	0.26	0.29
Dividends Declared per Share	$0.33	$0.32	3%	$0.32	$0.32	$0.32

Average Shares Outstanding
Basic	517.5	514.5	1%	515.7	519.1	517.4
Diluted	518.3	515.4	1%	516.5	519.9	518.2

Operating Margin	12.1%	3.6%	7.5%	6.9%	9.7%

AUM AND FLOWS

(in billions)	Three Months Ended December 31,
	2025 [5]	2024 [6]
Beginning AUM	$1,661.2	$1,678.6
Long-term inflows	118.6	96.9
Long-term outflows	(90.6)	(146.9)
Long-term net flows	28.0	(50.0)
Cash management net flows	(1.2)	—
Total net flows	26.8	(50.0)
Acquisition	6.1	—
Net market change, distributions and other [7]	(10.1)	(52.9)
Ending AUM	$1,684.0	$1,575.7
Average AUM	$1,676.1	$1,634.5

AUM BY ASSET CLASS

(in billions)	31-Dec-25	30-Sep-25	% Change	30-Jun-25	31-Mar-25	31-Dec-24
Equity	$697.2	$686.2	2%	$656.6	$598.1	$620.0
Fixed Income	437.7	438.7	0%	441.7	446.0	469.5
Alternative	273.8	263.9	4%	258.4	251.8	248.8
Multi-Asset	198.8	193.9	3%	183.2	175.8	174.0
Cash Management	76.5	78.5	(3%)	71.9	68.9	63.4
Total AUM	$1,684.0	$1,661.2	1%	$1,611.8	$1,540.6	$1,575.7
Average AUM for the Three-Month Period	$1,676.1	$1,633.7	3%	$1,565.2	$1,570.5	$1,634.5

AUM BY SALES REGION

(in billions)	31-Dec-25	30-Sep-25	% Change	30-Jun-25	31-Mar-25	31-Dec-24
United States [8]	$1,195.7	$1,171.5	2%	$1,114.9	$1,071.3	$1,102.5
International
Europe, Middle East and Africa	227.0	215.1	6%	208.0	195.8	193.7
Asia-Pacific	167.4	165.8	1%	168.5	158.5	165.2
Americas, excl. U.S. [8]	93.9	108.8	(14%)	120.4	115.0	114.3
Total international	488.3	489.7	0%	496.9	469.3	473.2
Total	$1,684.0	$1,661.2	1%	$1,611.8	$1,540.6	$1,575.7

AUM AND FLOWS BY ASSET CLASS

(in billions)
for the three months ended December 31, 2025	Equity	Fixed Income	Alternative [5]	Multi-Asset	Cash Management	Total
AUM at October 1, 2025	$686.2	$438.7	$263.9	$193.9	$78.5	$1,661.2
Long-term inflows	61.1	33.5	10.8	13.2	—	118.6
Long-term outflows	(41.3)	(35.9)	(4.2)	(9.2)	—	(90.6)
Long-term net flows	19.8	(2.4)	6.6	4.0	—	28.0
Cash management net flows	—	—	—	—	(1.2)	(1.2)
Total net flows	19.8	(2.4)	6.6	4.0	(1.2)	26.8
Acquisition	—	—	6.1	—	—	6.1
Net market change, distributions and other [7]	(8.8)	1.4	(2.8)	0.9	(0.8)	(10.1)
AUM at December 31, 2025	$697.2	$437.7	$273.8	$198.8	$76.5	$1,684.0

(in billions)
for the three months ended September 30, 2025	Equity	Fixed Income	Alternative	Multi-Asset	Cash Management	Total
AUM at July 1, 2025	$656.6	$441.7	$258.4	$183.2	$71.9	$1,611.8
Long-term inflows	32.9	33.6	5.7	12.4	—	84.6
Long-term outflows	(39.8)	(46.2)	(2.5)	(8.0)	—	(96.5)
Long-term net flows	(6.9)	(12.6)	3.2	4.4	—	(11.9)
Cash management net flows	—	—	—	—	7.2	7.2
Total net flows	(6.9)	(12.6)	3.2	4.4	7.2	(4.7)
Net market change, distributions and other [7]	36.5	9.6	2.3	6.3	(0.6)	54.1
AUM at September 30, 2025	$686.2	$438.7	$263.9	$193.9	$78.5	$1,661.2

(in billions)
for the three months ended December 31, 2024	Equity	Fixed Income	Alternative [6]	Multi-Asset	Cash Management	Total
AUM at October 1, 2024	$632.1	$556.4	$249.9	$176.2	$64.0	$1,678.6
Long-term inflows	55.9	26.4	3.4	11.2	—	96.9
Long-term outflows	(43.4)	(93.1)	(2.6)	(7.8)	—	(146.9)
Long-term net flows	12.5	(66.7)	0.8	3.4	—	(50.0)
Cash management net flows	—	—	—	—	—	—
Total net flows	12.5	(66.7)	0.8	3.4	—	(50.0)
Net market change, distributions and other [7]	(24.6)	(20.2)	(1.9)	(5.6)	(0.6)	(52.9)
AUM at December 31, 2024	$620.0	$469.5	$248.8	$174.0	$63.4	$1,575.7

Supplemental Non-GAAP Financial Measures
As supplemental information, we are providing performance measures for “adjusted operating income,” “adjusted operating margin,” “adjusted net income” and “adjusted diluted earnings per share,” each of which is based on methodologies other than generally accepted accounting principles (“non-GAAP measures”). Management believes these non-GAAP measures are useful indicators of our financial performance and may be helpful to investors in evaluating our relative performance against industry peers.
“Adjusted operating income,” “adjusted operating margin,” “adjusted net income” and “adjusted diluted earnings per share” are defined below, followed by reconciliations of operating income, operating margin, net income attributable to Franklin Resources, Inc. and diluted earnings per share on a U.S. GAAP basis to these non-GAAP measures. Non-GAAP measures should not be considered in isolation from, or as substitutes for, any financial information prepared in accordance with U.S. GAAP, and may not be comparable to other similarly titled measures of other companies. Additional reconciling items may be added in the future to these non-GAAP measures if deemed appropriate.
Adjusted Operating Income
We define adjusted operating income as operating income adjusted to exclude the following:
•Elimination of operating revenues upon consolidation of investment products.
•Acquisition-related items:
◦Acquisition-related retention compensation.
◦Other acquisition-related expenses including professional fees, technology costs and fair value adjustments related to contingent consideration assets and liabilities.
◦Amortization of intangible assets.
◦Impairment of intangible assets and goodwill, if any.
•Special termination benefits and other expenses related to workforce optimization initiatives related to past acquisitions and certain initiatives undertaken by the Company.
•Impact on compensation and benefits expense from gains and losses on investments related to deferred compensation plans, which is offset in investment and other income (losses), net.
•Impact on compensation and benefits expense related to minority interests in certain subsidiaries, which is offset in net income (loss) attributable to redeemable noncontrolling interests.
Adjusted Operating Margin
We calculate adjusted operating margin as adjusted operating income divided by adjusted operating revenues. We define adjusted operating revenues as operating revenues adjusted to exclude the following:
•Elimination of operating revenues upon consolidation of investment products.
•Acquisition-related performance-based investment management fees which are passed through as compensation and benefits expense.
•Sales and distribution fees and a portion of investment management fees allocated to cover sales, distribution and marketing expenses paid to the financial advisers and other intermediaries who sell our funds on our behalf.

Adjusted Net Income and Adjusted Diluted Earnings Per Share
We define adjusted net income as net income attributable to Franklin Resources, Inc. adjusted to exclude the following:
•Activities of CIPs.
•Acquisition-related items:
◦Acquisition-related retention compensation.
◦Other acquisition-related expenses including professional fees, technology costs and fair value adjustments related to contingent consideration assets and liabilities.
◦Amortization of intangible assets.
◦Impairment of intangible assets and goodwill, if any.
◦Interest expense for amortization of debt premium from acquisition-date fair value adjustment.
•Special termination benefits and other expenses related to workforce optimization initiatives related to past acquisitions and certain initiatives undertaken by the Company.
•Net gains or losses on investments related to deferred compensation plans which are not offset by compensation and benefits expense.
•Net compensation and benefits expense related to minority interests in certain subsidiaries not offset by net income (loss) attributable to redeemable noncontrolling interests.
•Unrealized investment gains and losses.
•Net income tax expense of the above adjustments based on the respective blended rates applicable to the adjustments.
We define adjusted diluted earnings per share as diluted earnings per share adjusted to exclude the per share impacts of the adjustments applied to net income in calculating adjusted net income.

In calculating our non-GAAP measures, we adjust for the impact of CIPs because it is not considered reflective of our underlying results of operations. Acquisition-related items and special termination benefits are excluded to facilitate comparability to other asset management firms. We adjust for compensation and benefits expense related to funded deferred compensation plans because it is partially offset in other income (expense), net. We adjust for compensation and benefits expense and net income (loss) attributable to redeemable noncontrolling interests to reflect the economics of certain profits interest arrangements. Sales and distribution fees and a portion of investment management fees generally cover sales, distribution and marketing expenses and, therefore, are excluded from adjusted operating revenues. In addition, when calculating adjusted net income and adjusted diluted earnings per share we exclude unrealized investment gains and losses included in investment and other income (losses) because the related investments are generally expected to be held long term.

The calculations of adjusted operating income, adjusted operating margin, adjusted net income and adjusted diluted earnings per share are as follows:

(in millions)	Three Months Ended
	31-Dec-25	30-Sep-25	31-Dec-24
Operating income	$281.0	$85.4	$219.0
Add (subtract):
Elimination of operating revenues upon consolidation of investment products*	16.0	13.1	12.5
Acquisition-related retention	35.7	34.0	45.8
Compensation and benefits expense from gains on deferred compensation, net	13.6	18.8	0.9
Other acquisition-related expenses	5.8	10.8	9.4
Amortization of intangible assets	55.1	69.2	112.6
Impairment of intangible assets	—	202.2	—
Special termination benefits	16.0	25.0	0.4
Compensation and benefits expense related to minority interests in certain subsidiaries	14.1	13.9	12.2
Adjusted operating income	$437.3	$472.4	$412.8

Total operating revenues	$2,327.1	$2,343.7	$2,251.6
Add (subtract):
Acquisition-related pass through performance fees	(55.0)	(22.0)	(69.1)
Sales and distribution fees	(388.7)	(382.4)	(375.5)
Allocation of investment management fees for sales, distribution and marketing expenses	(152.2)	(137.4)	(136.8)
Elimination of operating revenues upon consolidation of investment products*	16.0	13.1	12.5
Adjusted operating revenues	$1,747.2	$1,815.0	$1,682.7

Operating margin	12.1%	3.6%	9.7%
Adjusted operating margin	25.0%	26.0%	24.5%

(in millions, except per share data)	Three Months Ended
	31-Dec-25	30-Sep-25	31-Dec-24
Net income attributable to Franklin Resources, Inc.	$255.5	$117.6	$163.6
Add (subtract):
Net (income) loss of consolidated investment products*	0.7	7.8	4.2
Acquisition-related retention	35.7	34.0	45.8
Other acquisition-related expenses	7.5	22.8	12.7
Amortization of intangible assets	55.1	69.2	112.6
Impairment of intangible assets	—	202.2	—
Special termination benefits	16.0	25.0	0.4
Net (gains) losses on deferred compensation plan investments not offset by compensation and benefits expense	3.5	(0.9)	1.3
Unrealized investment (gains) losses	20.2	(57.5)	31.5
Interest expense for amortization of debt premium	(5.0)	(5.0)	(4.9)
Net compensation and benefits expense related to minority interests in certain subsidiaries not offset by net income attributable to redeemable noncontrolling interests	7.4	7.5	4.1
Net income tax expense of adjustments	(18.2)	(65.2)	(50.8)
Adjusted net income	$378.4	$357.5	$320.5

Diluted earnings per share	$0.46	$0.21	$0.29
Adjusted diluted earnings per share	0.70	0.67	0.59
__________________
*    The impact of CIPs is summarized as follows:

(in millions)	Three Months Ended
	31-Dec-25	30-Sep-25	31-Dec-24
Elimination of operating revenues upon consolidation	$(16.0)	$(13.1)	$(12.5)
Other income, net	74.8	59.4	61.5
Less: income (loss) attributable to noncontrolling interests	59.5	54.1	53.2
Net income (loss)	$(0.7)	$(7.8)	$(4.2)

Notes
1.Net income represents net income attributable to Franklin Resources, Inc.
2.“Adjusted net income,” “adjusted diluted earnings per share,” “adjusted operating income” and “adjusted operating margin” are based on methodologies other than generally accepted accounting principles. See “Supplemental Non-GAAP Financial Measures” for definitions and reconciliations of these measures.
3.Average AUM is calculated as the average of the month-end AUM for the trailing four months.
4.Includes our direct investments in CIPs of $1.1 billion, approximately $365 million of employee-owned and other third-party investments made through partnerships, approximately $352 million of investments that are subject to long-term repurchase agreements and other net financing arrangements, and approximately $440 million of cash and investments related to deferred compensation plans.
5.Beginning in fiscal year 2026, non-fee generating uncalled capital commitments, which were previously included in net market change, distributions, and other, are reflected in long-term inflows in the period the capital is committed.
6.Long-term inflows and outflows were each revised from previously reported amounts to reflect fund activity of $0.9 billion settling in January 2025. The revision did not impact net flows or ending AUM.
7.Net market change, distributions and other includes appreciation (depreciation), distributions to investors that represent return on investments and return of capital, and foreign exchange revaluation.
8.Effective in fiscal year 2026, Cayman-domiciled money market fund assets are included in United States reflecting the underlying investor base. This change resulted in a 12% reduction of AUM in the Americas, excluding U.S.

Franklin Templeton is a trusted investment partner, delivering tailored solutions that align with clients’ strategic goals. With deep portfolio management expertise across public and private markets, we combine investment excellence with cutting-edge technology. Since our founding in 1947, we have empowered clients through strategic partnership, forward-looking insights, and continuous innovation – providing the tools and resources to navigate change and capture opportunity.

To learn more, visit franklintempleton.com and follow us on LinkedIn.

Franklin Resources, Inc. [NYSE: BEN]
Forward-Looking Statements
Some of the statements herein may include forward-looking statements that reflect our current views with respect to future events, financial performance and market conditions. Such statements are provided under the “safe harbor” protection of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts and generally can be identified by words or phrases written in the future tense and/or preceded by words such as “anticipate,” “believe,” “could,” “depends,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “potential,” “seek,” “should,” “will,” “would,” or other similar words or variations thereof, or the negative thereof, but these terms are not the exclusive means of identifying such statements.
Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors that may cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements, including market and volatility risks, investment performance and reputational risks, global operational risks, competition and distribution risks, third-party risks, technology and security risks, human capital risks, cash management risks, and legal and regulatory risks. While forward-looking statements are our best prediction at the time that they are made, you should not rely on them and are cautioned against doing so. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other possible future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. They are neither statements of historical fact nor guarantees or assurances of future performance. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them.
These and other risks, uncertainties and other important factors are described in more detail in our recent filings with the U.S. Securities and Exchange Commission, including, without limitation, in Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the fiscal year ended September 30, 2025 and our subsequent Quarterly Reports on Form 10-Q. If a circumstance occurs after the date of this press release that causes any of our forward-looking statements to be inaccurate, whether as a result of new information, future developments or otherwise, we undertake no obligation to announce publicly the change to our expectations, or to make any revision to our forward-looking statements, to reflect any change in assumptions, beliefs or expectations, or any change in events, conditions or circumstances upon which any forward-looking statement is based, unless required by law.

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